UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 6, 2012

(Date of earliest event reported)

First Financial Service Corporation

(Exact name of registrant as specified in its charter)

Securities and Exchange Commission File Number: 0-18832

KENTUCKY	61-1168311
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

2323 Ring Road, Elizabethtown, Kentucky, 42701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code: (270) 765-2131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 6, 2012, First Federal Savings Bank of Elizabethtown, Inc. (“First Federal”), the banking subsidiary of First Financial Service Corporation (the “Company”), completed its previously announced divesture of its four branch retail bank franchise in Indiana to First Savings Bank, F.S.B. (“First Savings”). The sale of the four retail banking offices, which are located in Corydon, Elizabeth, Lanesville and Georgetown, Indiana, became effective after the close of business on July 6, 2012.

First Federal received a 3.65% percent premium on the $102.7 million of consumer and commercial deposits at closing. First Savings assumed a total of approximately $115.7 million in non-brokered deposits, which included $13.0 million of government, corporate, other financial institution and municipal deposits for zero premium or discount. First Federal sold approximately $30.4 million in performing loans at a discount of 0.80%. The consummated transaction is expected to result in a one-time gain of approximately $3.5 million.

Item 8.01 Other Events

On July 9, 2012, the Company issued a press release announcing the execution of the Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Shell Company Transactions: Not applicable

(d)	Exhibits

	Number	Description

	10.1	Agreement to Purchase Assets and Assume Liabilities dated as of February 8, 2012, is incorporated by reference to Exhibit 10.1 to the Company’s current Report on Form 8-K filed February 14, 2012.

	99.1	Press Release dated July 9, 2012.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL SERVICE CORPORATION

Date: July 11, 2012	By:	/s/ Gregory S. Schreacke
Gregory S. Schreacke President

3